For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99.1

August 1, 2005

ENTERGY REPORTS SECOND QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported second quarter 2005 earnings of $1.33 per share on as-reported and operational bases, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.

Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
As-Reported Earnings	1.33	1.14	0.19	2.11	2.02	0.09
Less Special Items	-	0.06(a)	(0.06)	-	0.13(a)	(0.13)
Operational Earnings	1.33	1.08	0.25	2.11	1.89	0.22
Weather Impact	-	(0.01)	0.01	(0.01)	(0.02)	0.01

    Operational earnings for second quarter and year-to-date 2004 were originally reported as $1.14 per share and $2.02 per share, respectively. Following the announcement of the company's intent to sell Entergy-Koch, LP's trading and pipeline businesses, Entergy began treating earnings from Entergy-Koch as a special item, which revises the previously reported operational earnings for quarterly comparisons.

Operational Earnings Highlights for Second Quarter 2005

  Utility, Parent & Other operational results increased due to higher revenues, customer usage, and accretion, partially offset by increased operation and maintenance expense.
  Entergy Nuclear results equaled earnings for the same period last year. Lower generation as a result of planned and unplanned outages during the current quarter, and higher operation and maintenance expense were essentially offset by higher contract pricing and accretion.
  Entergy's non-nuclear wholesale assets business showed improved results due to a combination of lower operation and maintenance expense and proceeds from the sale of SO2 allowances.

"Solid operational results in all areas produced earnings in line with our expectations for the quarter," said J. Wayne Leonard, Entergy's chief executive officer. "An unusually busy regulatory agenda was substantially cleared with very positive results across the board."

Other Quarterly Highlights include:

  Constructive decisions at the Federal Energy Regulatory Commission in the system agreement and affiliate purchased power contracts proceedings.
  Settlement achieved in Entergy Louisiana's rate case proceeding including a new formula rate plan.
  Legislation passed in Texas in support of EGSI-TX.
  Entergy received the 2005 Edison Award, the electric power industry's top honor.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CDT on Monday, August 1, 2005, with access by telephone, 719-457-2661, confirmation code 836827. The call and presentation slides can also be accessed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for the following seven days by dialing 719-457-0820, confirmation code 836827. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for second quarter and year-to-date 2005 versus 2004, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures (see appendix F for definitions of certain measures)
Second Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
As-Reported
Utility, Parent & Other	1.05	0.83	0.22	1.47	1.38	0.09
Entergy Nuclear	0.27	0.27	-	0.63	0.56	0.07
Energy Commodity Services
Non-nuclear wholesale assets	0.01	(0.02)	0.03	0.01	(0.05)	0.06
Entergy-Koch Trading	-	0.05	(0.05)	-	0.08	(0.08)
Gulf South Pipeline	-	0.01	(0.01)	-	0.05	(0.05)
Total Energy Commodity Services	0.01	0.04	(0.03)	0.01	0.08	(0.07)
Consolidated As-Reported Earnings	1.33	1.14	0.19	2.11	2.02	0.09

Less Special Items
Utility, Parent & Other	-	-	-	-	-	-
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Non-nuclear wholesale assets	-	-	-	-	-	-
Entergy-Koch Trading	-	0.05	(0.05)	-	0.08	(0.08)
Gulf South Pipeline	-	0.01	(0.01)	-	0.05	(0.05)
Total Energy Commodity Services	-	0.06	(0.06)	-	0.13	(0.13)
Consolidated Special Items	-	0.06	(0.06)	-	0.13	(0.13)

Operational
Utility, Parent & Other	1.05	0.83	0.22	1.47	1.38	0.09
Entergy Nuclear	0.27	0.27	-	0.63	0.56	0.07
Energy Commodity Services
Non-nuclear wholesale assets	0.01	(0.02)	0.03	0.01	(0.05)	0.06
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	0.01	(0.02)	0.03	0.01	(0.05)	0.06
Consolidated Operational Earnings	1.33	1.08	0.25	2.11	1.89	0.22
Weather Impact	-	(0.01)	0.01	(0.01)	(0.02)	0.01

Detailed earnings variance analysis is included in appendix A-1 to this release. In addition, appendix A-2 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in second quarter 2005 was $266 million compared to $530 million generated in second quarter 2004. The decrease was due to several factors including:

  Changes in the timing of fuel recovery in the current period compared to one year ago at Utility, Parent & Other.
  Refunds paid to EGSI-LA and ELI customers in connection with the Louisiana global settlement agreed to earlier this year.
  Increased pension funding at Utility, Parent & Other and Entergy Nuclear.
  Increased income tax payments at Utility, Parent & Other.

Entergy expects net cash flow provided by operating activities for full year 2005 to exceed $2 billion.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Second Quarter and Year-to-Date 2005 vs. 2004
(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
Utility, Parent & Other	169	401	(232)	544	681	(137)
Entergy Nuclear	104	136	(32)	235	265	(30)
Energy Commodity Services	(7)	(7)	-	(12)	(17)	5
Total Net Cash Flow Provided by Operating Activities	266	530	(264)	767	929	(162)

II. Utility, Parent & Other Results

In second quarter 2005, Utility, Parent & Other earned $1.05 per share on both as-reported and operational bases compared to $0.83 per share in second quarter 2004. Earnings in second quarter 2005 reflect:

  An increase in net revenue due in part to higher unbilled revenues and higher usage in the residential and commercial and governmental sectors. Unbilled revenues reflect an estimate of revenues earned for energy delivered since the latest customer billings, net of the prior period reversal, which is now reflected in billed revenues.
  Tax benefits from the American Jobs Creation Act of 2004.
  Accretion from Entergy's share repurchase program.

Higher operation and maintenance expense partially offset the impact of the above items at Utility, Parent & Other. The increased operation and maintenance expense was due to higher employee benefits expense, as well as increased nuclear outage expense and a reserve taken in connection with non-performance by a bankrupt vendor.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4 below. Current quarter sales reflect the following:

  Residential sales in second quarter 2005, on a weather-adjusted basis, were up 0.5 percent compared to second quarter 2004.
  Commercial and governmental sales, on a weather-adjusted basis, were up approximately 1 percent.
  Industrial sales, after adjusting for the planned loss of one customer to cogeneration, experienced an increase of 1 percent in second quarter 2005 compared to the same period a year ago with usage by chemical customers leading the growth.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2005 vs. 2004 (see appendix F for definitions of measures)
	Second Quarter				Year-to-Date
	2005	2004	% Change	% Weather Adjusted	2005	2004	% Change	% Weather Adjusted
GWh billed
Residential	7,005	6,911	1.4%	0.5%	14,575	14,637	-0.4%	-0.3%
Commercial and governmental	6,907	6,829	1.1%	0.9%	13,506	13,316	1.4%	1.3%
Industrial	9,810	9,922	-1.1%	-1.1%	19,406	19,412	0.0%	0.0%
Total Retail Sales	23,722	23,662	0.3%	-0.1%	47,487	47,365	0.3%	0.2%
Wholesale	1,938	2,367	-18.1%		3,670	4,785	-23.3%
Total Sales	25,660	26,029	-1.4%		51,157	52,150	-1.9%
O&M expense	$17.56	$15.62	12.4%		$16.28	$14.47	12.5%
Number of retail customers
Residential					2,296,628	2,279,341	0.8%
Commercial and governmental					333,309	328,441	1.5%
Industrial					41,446	42,507	-2.5%

Appendix B provides information on selected pending local and federal regulatory cases and potential financial impacts.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Energy Commodity Services. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward as of the end of the second quarter 2005.

Entergy Nuclear has sold 95%, 90%, and 72% of planned generation at average prices per megawatt-hour of $39, $41 and $42, for the remainder of 2005, 2006 and 2007, respectively. Energy Commodity Services has contracted for 66%, 36% and 31% of its planned energy and capacity revenues at average prices per megawatt-hour of $24, $24 and $28, for the same periods.

Table 5: Competitive Businesses Capacity and Generation Sold Forward
Remainder of 2005 through 2009 (see appendix F for definitions of measures)
	Remainder 2005	2006	2007	2008	2009
Entergy Nuclear (EN)
Energy
Planned TWh of generation	18	35	34	34	35
Percent of EN's planned generation sold forward (b)
Unit-contingent	36%	34%	32%	25%	19%
Unit-contingent with availability guarantees	55%	52%	38%	25%	0%
Firm liquidated damages (LD)	4%	4%	2%	0%	0%
Total	95%	90%	72%	50%	19%
Average contract price per MWh	$39	$41	$42	$45	$46

Capacity
Planned net MW in operation	4,105	4,200	4,200	4,200	4,200
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	13%	13%	13%	13%	13%
Capacity contracts	59%	67%	38%	26%	15%
Total	72%	80%	51%	39%	28%
Average capacity contract price per kW per month	$1.3	$1.1	$1.1	$1.0	$1.0

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	92%	85%	64%	42%	15%
Average contract revenue per MWh	$40	$42	$43	$46	$47

Energy Commodity Services (ECS)
Capacity
Net MW in operation	1,578	1,578	1,578	1,578	1,578
Percent of ECS's capacity sold forward	44%	33%	29%	29%	19%

Energy
Planned TWh of generation	1	3	3	3	4
Percent of ECS's planned generation sold forward
Unit-contingent	7%	7%	7%	7%	7%
Unit-contingent with availability guarantees	67%	46%	37%	36%	32%
Firm liquidated damages (LD)	0%	0%	0%	0%	0%
Total	74%	53%	44%	43%	39%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	66%	36%	31%	31%	22%
Average contract revenue per MWh	$24	$24	$28	$28	$21

(b) A portion of EN's total planned generation sold forward for the years 2005-2009 is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.27 per share on both as-reported and operational bases in second quarter 2005, equaling its earnings for the same period in 2004. In second quarter 2005 EN had lower generation resulting from planned and unplanned outages at larger units compared to second quarter 2004. In addition, operation and maintenance expense increased quarter to quarter due to increased outage expense and higher employee benefits expense. Higher contract pricing and accretion partially offset the impact of the lower generation and higher expenses in the current quarter.

Other EN highlights included:

  Capacity factor for the fleet was 91% for second quarter 2005 reflecting the impact of one full planned refueling outage and a partial refueling outage completed on a second plant during the period.
  Average production costs increased due to lower generation resulting from planned refueling outages and the impact of unplanned outages.
  Planned refueling outage at the Pilgrim station was completed in 25 days.

Table 6 provides a comparative summary of EN's operational performance measures.

Table 6: Entergy Nuclear Operational Performance Measures
Second Quarter and Year-to-Date 2005 vs. 2004 (see appendix F for definitions of measures)
	Second Quarter			Year-to-Date
	2005	2004	% Change	2005	2004	% Change
Net MW in operation	4,105	4,001	3%	4,105	4,001	3%
Average realized price per MWh	$42.63	$41.33	3%	$42.09	$40.49	4%
Production cost per MWh	$19.22	$18.33	5%	$18.96	$18.49	3%
Generation in GWh	8,156	8,196	0%	16,422	16,882	-3%
Capacity factor	91%	94%	-3%	92%	96%	-4%
Refueling outage days:
Vermont Yankee	-	30		-	30
Indian Point 3 (c)	6	-		26	-
Pilgrim	25	-		25	-

(c) The planned refueling outage at Indian Point 3 began in March 2005 and was completed in second quarter in a total of 26 days.

Energy Commodity Services

Second quarter 2005 results for Energy Commodity Services (ECS) include only earnings from Entergy's non-nuclear wholesale assets business. ECS as-reported results in second quarter 2004 included earnings from both the non-nuclear wholesale assets business and Entergy-Koch, LP (EKLP).

As-reported results for ECS in second quarter 2005 were $0.01 per share compared to $0.04 per share in second quarter 2004. The lower as-reported results reflect the absence of any earnings from EKLP in 2005, reflecting the sales of its trading and pipeline businesses in late 2004. Operational results for ECS were also $0.01 per share in second quarter 2005 compared to a loss of $(0.02) per share one year ago reflecting primarily lower operation and maintenance expense at the non-nuclear wholesale assets business as well as the sale of SO2 allowances.

IV. Earnings Guidance

Entergy affirmed as-reported and operational earnings guidance in the lower end of the range of $4.60 to $4.85 per share for full year 2005. Earnings guidance for 2005 is detailed in Table 7, with June 2005 year-to-date actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2005 based on how the two remaining quarters of the year are expected to differ from the same period in 2004.

Entergy's full year 2005 earnings guidance is detailed in Table 8, with 2004 actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses based on how 2005 results are expected to differ from 2004.

Other key assumptions that are applicable for both Tables 7 and 8 are as follows:

Utility, Parent & Other

  Normal weather
  Increased revenue from the impact of rate cases and sales growth projected at approximately 1.0 to 1.5%, excluding the impact of the loss of one industrial customer to cogeneration
  Increased year over year operation and maintenance expense associated with inflation, benefits costs and assets acquired under the generation supply plan
  Decreased interest expense
  Accretion from the share repurchase program

Entergy Nuclear

  Increased revenue due to an approximate $1 per megawatt hour increase in the energy contract price of power purchase agreements, which is expected to average about $39 per megawatt-hour in 2005
  Increased revenue due to completion of power uprates
  Capacity factor ranging from 92 to 95% including refueling outages at Indian Point 3 and Pilgrim, both completed in second quarter 2005, and the planned refueling outage at Vermont Yankee in fall 2005
  Lower operation and maintenance expense resulting from productivity improvements partially offset by higher benefits expense
  Increased depreciation and other expenses
  Accretion from the share repurchase program

Non-Nuclear Wholesale Assets

  Reduced year over year losses from non-nuclear wholesale assets

Share Repurchase Program

  Repurchases through December 2005 under the announced $1.5 billion repurchase program resulting in end of year average diluted shares outstanding of approximately 215 million

Table 7: 2005 Earnings Per Share Guidance Based on June 2005 Year-To-Date Earnings
(Per share in U.S. $)
	June 2005 Year-To-Date	Operational/Special Item Changes July - December 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	1.47
Less Special Items	-	Operational items:
Operational	1.47	2004 Operational Results	1.40	1.40
		Adjustment to normalize weather	0.10	0.10
		Increased revenue due to rate actions and sales growth	0.11	0.21
		Decreased O&M expense	0.03	0.07
		Decreased interest expense	0.03	0.04
		Accretion from share repurchase program	0.13	0.15
		Other	0.03	0.04
		Total Operational	1.83	2.01	3.30	3.48
		Special items:
		None
		Total As-Reported			3.30	3.48
Entergy Nuclear
As-Reported	0.63
Less Special Items	-	Operational items:
Operational	0.63	2004 Operational Results	0.50	0.50
		Higher contract pricing	0.02	0.03
		Increased generation	0.09	0.10
		Productivity improvements	0.06	0.07
		Accretion from share repurchase program	0.04	0.06
		Increased depreciation/other	(0.02)	(0.01)
		Total Operational	0.69	0.75	1.32	1.38
		Special items:
		None
		Total As-Reported			1.32	1.38
Non-Nuclear Wholesale Assets
As-Reported	0.01
Less Special Items	-	Operational items:
Operational	0.01	2004 Operational Results	(0.01)	(0.01)
		Lower margin on sale of output	(0.02)	(0.01)
		Total Operational	(0.03)	(0.02)	(0.02)	(0.01)
		Special items:
		None
		Total As-Reported			(0.02)	(0.01)
Consolidated Total
As-Reported	2.11
Less Special Items	-
Operational	2.11	Total Operational for 2005	2.49	2.74	4.60	4.85

		Total As-Reported for 2005	2.49	2.74	4.60	4.85

Table 8: 2005 Earnings Per Share Guidance
(Per share in U.S. $)
	2004 Earnings Per Share	Operational/Special Item Changes in 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	2.86
Less Special Items	0.07	Operational items:
Operational	2.79	Adjustment to normalize weather	0.10	0.10
		Increased revenue due to rate actions and sales growth	0.29	0.39
		Increased O&M expense	(0.15)	(0.11)
		Decreased interest expense	0.05	0.06
		Accretion from share repurchase program	0.24	0.26
		Other	(0.02)	(0.01)
		Total Operational	0.51	0.69	3.30	3.48
		Special items:
		Absence of 2004 special items	(0.07)	(0.07)
		Total As-Reported			3.30	3.48
Entergy Nuclear
As-Reported	1.06
Less Special Items	-	Operational items:
Operational	1.06	Higher contract pricing	0.09	0.10
		Increased generation	0.07	0.08
		Productivity improvements	0.05	0.06
		Accretion from share repurchase program	0.09	0.11
		Increased depreciation/other	(0.04)	(0.03)
		Total Operational	0.26	0.32	1.32	1.38
		Special items:
		None
		Total As-Reported			1.32	1.38
Non-Nuclear Wholesale Assets
As-Reported	0.23
Less Special Items	0.28	Operational items:
Operational	(0.05)	Reduced losses from non-nuclear wholesale assets	0.03	0.04
		Total Operational	0.03	0.04	(0.02)	(0.01)
		Special items:
		Absence of 2004 special items	(0.28)	(0.28)
		Total As-Reported			(0.02)	(0.01)
Entergy-Koch, LP
As-Reported	(0.22)
Less Special Items	(0.22)	Operational items:
Operational	0.00	No continuing operations	-	-
		Total Operational	-	-	-	-
		Special items:
		Absence of 2004 special items	0.22	0.22
		Total As-Reported	-	-	-	-

Consolidated Total
As-Reported	3.93
Less Special Items	0.13
Operational	3.80	Total Operational for 2005	0.80	1.05	4.60	4.85

		Total As-Reported for 2005	0.67	0.92	4.60	4.85

V. Financial Aspirations

One of Entergy's financial aspirations is to deliver near-term operational earnings per share growth of 8-10% in 2005 and 2006. The company believes that this goal can be reasonably achieved through a combination of intrinsic growth and accretion due to share repurchases. Other financial aspirations include improving returns on invested capital, achieving various credit metric improvements and providing annual dividend increases.

Over the long-term, Entergy also aspires to deliver earnings per share growth of 5-6%, to achieve a 9% return on invested capital, and to continue to improve the company's overall credit quality. The company's ability to achieve these aspirations will be based upon a combination of intrinsic growth, accretion due to share repurchases and the deployment of capital into new investments over time.

Table 9 provides details on Entergy's projected cash available for capital redeployment for the period 2005 through 2007. Entergy expects to have $1.6 billion of cash available over this period for several potential uses: investments in new businesses or assets, repayment of debt or equity, or dividend increases. Sources shown on the table include additional debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. Similarly, share repurchases reflected on the table are based upon the $1.5 billion program approved in 2004, as well as the existing authorization in place to fund the exercise of employee stock options. The amount of repurchases may vary as a result of material changes in business results or capital spending or material new investment opportunities.
Table 9: Projected Cash Available for Capital Redeployment 2005 through 2007 - Reconciliation of GAAP to Non-GAAP Measures (see appendix F for definitions of measures)
($ in billions)		2005-2007

Net cash flow provided by operating activities	7.1
Less:
Net nuclear fuel purchases	0.4
Decommissioning trust contributions	0.4
Operating cash flow		6.3
Planned maintenance capital expenditures		(2.5)
Preferred and common dividends		(1.5)
Free cash flow		2.3

Net share repurchases (includes repurchases under existing programs less remaining sale proceeds)		(1.2)
Planned growth capital commitments		(1.3)
Additional debt capacity (net of maturities)		1.8
Net Cash Available for New Investment, Debt/Equity Repayment, Dividend Increase		1.6

Appendix E-1 provides details on planned capital expenditures by business, and appendix E-2 includes a summarized schedule of debt maturities.

VI. Appendices

Seven appendices are presented in this section as follows:

  Appendix A includes earnings per share variance analyses and details on special items that relate to the current quarter and year-to-date periods.
  Appendix B provides information on selected pending local and federal regulatory cases, including potential financial impacts.
  Appendix C provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years along with a summary schedule of debt maturities by business.
  Appendix F provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix G provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

Appendix A-1 and A-2 provide details of second quarter and year-to-date 2005 vs. 2004 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Appendix A-1: As-Reported Earnings Per Share Variance Analysis
Second Quarter 2005 vs. 2004
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2004 earnings	0.83		0.31		1.14
Net revenue	0.20	(d)	(0.02)		0.18
Share repurchase effect	0.08	(e)	0.02		0.10
Income taxes - other	0.05	(f)	0.01		0.06
Interest expense and other charges	0.02		0.00		0.02
Nuclear refueling outage expense	(0.01)		0.01		0.00
Taxes other than income taxes	(0.01)		0.00		(0.01)
Other operation & maintenance expense	(0.09)	(g)	0.01		(0.08)
Other income (deductions)	(0.02)		(0.06)	(h)	(0.08)
2005 earnings	1.05		0.28		1.33

Appendix A-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2005 vs. 2004
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2004 earnings	1.38		0.64		2.02
Net revenue	0.17	(d)	(0.01)		0.16
Share repurchase effect	0.11	(e)	0.04		0.15
Income taxes - other	0.02		0.01		0.03
Interest expense and other charges	0.02		0.01		0.03
Decommissioning expense	0.01		-		0.01
Nuclear refueling outage expense	(0.01)		0.01		-
Preferred dividend requirements	-		(0.01)		(0.01)
Taxes other than income taxes	(0.03)		-		(0.03)
Depreciation/amortization expense	(0.03)		-		(0.03)
Other income (deductions)	0.02		(0.07)	(h)	(0.05)
Other operation & maintenance expense	(0.19)	(g)	0.02		(0.17)
2005 earnings	1.47		0.64		2.11

Utility Net Revenue Variance Analysis 2005 vs. 2004 ($ EPS)
Second Quarter		Year-to-Date
Weather	0.01	Weather	0.01
Sales growth/pricing	0.02	Sales growth/pricing	(0.01)
Competitive retail	(0.01)	Competitive retail	-
Other - primarily unbilled revenue	0.18	Other - primarily unbilled revenue	0.17
Total	0.20	Total	0.17

  Net revenue increased due primarily to higher unbilled revenue and higher usage in the residential and commercial and governmental sectors during second quarter 2005 compared to one year ago. The year-to-date increase in net revenues is due primarily to higher unbilled revenues in the current period.
  Share repurchase effect reflects the impact of Entergy's repurchase activity.
  Income taxes-other reflects the impact of tax benefits from the American Jobs Creation Act of 2004.
  Other operation and maintenance expense increased in second quarter 2005 compared to the same period last year due primarily to higher benefits expense and higher nuclear expense. In addition, a reserve taken for non-performance by a bankrupt vendor also led to higher expense during the period. For the year-to-date period, the increase in operation and maintenance expense was driven by these same factors as well as higher fossil generation expenses incurred earlier in 2005.
  Other income (deductions) decreased in second quarter 2005 due primarily to the absence of any contribution this year from Entergy-Koch, LP, compared to $0.06 in second quarter 2004. For the year-to-date period, the decrease also reflects the absence of any earnings from Entergy-Koch, LP, $0.13 in 2004, partially offset by the adjustment to the decommissioning liability at Entergy Nuclear recorded in first quarter 2005.

  Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive / (negative) impact on earnings)
Second Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
Utility, Parent & Other	-	-	-	-	-	-
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Non-nuclear wholesale assets	-	-	-	-	-	-
Entergy-Koch Trading earnings	-	0.05	(0.05)	-	0.08	(0.08)
Gulf South Pipeline earnings	-	0.01	(0.01)	-	0.05	(0.05)
Total Energy Commodity Services	-	0.06	(0.06)	-	0.13	(0.13)
Total Competitive Businesses	-	0.06	(0.06)	-	0.13	(0.13)
Total Special Items	-	0.06	(0.06)	-	0.13	(0.13)

(U.S. $ in millions)
	2005	2004	Change	2005	2004	Change
Utility, Parent & Other	-	-	-	-	-	-
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Non-nuclear wholesale assets	-	-	-	-	-	-
Entergy-Koch Trading earnings	-	10.1	(10.1)	-	16.5	(16.5)
Gulf South Pipeline earnings	-	2.9	(2.9)	-	11.6	(11.6)
Total Energy Commodity Services	-	13.0	(13.0)	-	28.1	(28.1)
Total Competitive Businesses	-	13.0	(13.0)	-	28.1	(28.1)
Total Special Items	-	13.0	(13.0)	-	28.1	(28.1)

  Appendix B provides a summary of selected regulatory cases and events that are pending.
Appendix B: Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation
Entergy Arkansas	11.0%

  Recent activity: None
  Background:   No cases pending. Timing of next filing to be based on completion of steam generator and reactor vessel head replacement at ANO Unit 1 and outcome of compliance filing pursuant to the June 2005 FERC decision in the System Agreement case.

			$0.00 per share in 2005; 2006 impact will be based on next filing.

Entergy Gulf States - TX	10.95%

  Recent activity: Legislation was enacted in June 2005 that allows EGSI-TX to file for rate relief through riders for transition costs and incremental capacity costs. The legislation also extended to mid 2008 the base rate freeze EGSI-TX has been in since 1999. A filing was made on July 5, 2005 at the Public Utilities Commission of Texas (PUCT) requesting recovery of $23 million of projected incremental capacity costs for the twelve months ending June 30, 2006. EGSI-TX requested that the rider be effective 35 days from the filing date. The filing for recovery of transition costs is expected to be made later in summer 2005.
  Background: EGSI-TX has been in a base rate freeze since 1999 as it progressed toward Retail Open Access (ROA). In July 2004, the PUCT effectively rejected the company's proposal to advance to ROA and as a result, the company filed a rate case in August 2004 which was dismissed by the PUCT in October 2004. The company appealed the PUCT's October decision and the appeal is still pending. In response to the PUCT decision, EGSI-TX sought legislative clarity on the timing and path to ROA, as well as an opportunity for rate relief.

			$0.00 per share in 2005 as the original filed case will not be reopened. Potential earnings impact in 2006 is not yet determinable.

Entergy Gulf States - LA	9.90% - 11.4%

  Recent activity: Pursuant to the Louisiana Global Settlement, the first FRP filing was made on June 30, 2005 based upon a calendar 2004 test year. For the first year only, prospective rates will be reset to the 10.65% midpoint. The filing indicates that EGSI-LA has no refund liability for 2004 and a prospective rate increase of $23.8 million. A revision to the filing will be made to incorporate the closing of Perryville which occurred on June 30, 2005.
  Background: On March 23, 2005 the LPSC approved a Global Settlement of 12 cases. The settlement terms included $76 million of refunds for EGSI-LA customers, no change in current rates, and the establishment of a formula rate plan (FRP) with a 10.65% ROE midpoint and a +/- 75 basis point bandwidth. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company.

			2005 impact estimated to be immaterial based on the terms of the Louisiana Global Settlement.

Entergy Louisiana	9.45% - 11.05%

  Recent activity: At its May 18, 2005 meeting, the LPSC approved a modified settlement that established a mid point ROE of 10.25%, approved a FRP and called for a compliance filing. In July, pursuant to its compliance filing, the company finalized depreciation associated with Waterford 3 life extension accounting resulting in a rate reduction that offset the $6.7 million base rate increase associated with the Perryville acquisition, and effectively reduced rates by approximately $0.8 million overall.
  Background: In January 2004, ELI filed for a $167 million base rate increase based on an ROE of 11.4%. Hearings on the rate case were completed in December 2004 and in March, ELI and the LPSC Staff filed a joint motion for contested settlement. The settlement included, among other things, a FRP with a 80 basis point bandwidth with the first filing in 2006 based on a 2005 test year. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company.

			2005 impact estimated to be $0.06 per share based on the terms of the settlement.

Entergy Mississippi	9.10% - 11.90%

  Recent activity: None
  Background: In December 2002, the Mississippi Public Service Commission (MPSC) approved a $48.2 million rate increase which allowed an ROE of 11.75%. The MPSC also approved a formula rate plan which allows the earned return on equity to increase or decrease within a bandwidth without a change in rates. Also, performance incentives can increase or decrease the benchmarked ROE by 100 basis points. If EMI earns above or below the bandwidth range, rates are adjusted on a prospective basis by 50% of any overage or shortfall to the top or bottom of the bandwidth respectively. EMI submitted its 2005 FRP's Evaluation Report to the MPSC in March 2005. In May, the MPSC approved a joint stipulation which provides for no change in rates based on a performance adjusted ROE of 10.5%.

  2005 and beyond may be impacted by an increase or decrease of $0.02 per share for every 1% increase or decrease in ROE resulting from performance incentives and/or sharing above or below the allowed range.

Appendix B: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation (Continued)
Entergy New Orleans	10.25% - 13.25%

  Recent activity: On April 29, 2005, ENOI filed its annual electric and gas FRP updates for the year ending December 31, 2004 which reflected a small decrease in electric rates and a $3.9 million gas rate increase. The New Orleans City Council (CCNO) will have until September 1, 2005 to approve any rate adjustment pursuant to the filing. On May 17, 2005, the company filed to extend the FRP for three years. If the FRP is not extended by the CCNO on or before September 1, the rate adjustments in effect based on the December 31, 2004 test year shall continue.
  Background:   Effective June 2003, the CCNO approved a $30 million rate increase and a 2-year prospective FRP with an ROE mid point of 11.25% and an ROE bandwidth from 10.25% to 12.25%. In addition, the Electric FRP allows for up to 13.25% ROE based on a Generation Performance-Based Rate plan which provides for sharing of fuel and purchased power savings.

  2005 may be impacted by as much as +$0.005 per share, for each $20 million of fuel and purchased power savings above the initial $20 million allocated to customers under the Generation Performance-Based Rate plan.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.	$0.00 per share.

System Agreement	NA

  Recent activity: On June 1, 2005, the FERC issued its decision which stated that rough production cost equalization did not exist in the Entergy system. The FERC established a bandwidth of +/- 11 % to reallocate production costs and ordered that this approach be applied prospectively. Based on the FERC's ruling, actual production costs in 2006 will be reviewed with any potential for the reallocation between operating companies coming in 2007. A number of parties have filed rehearing requests with FERC and a final decision is not expected until sometime around year-end 2005.
  Background:   The system agreement case addresses reallocation of production costs among the utility operating subsidiaries. The FERC administrative law judge (ALJ) issued an initial decision in February 2004 concluding that rough production cost equalization no longer exists on the Entergy system and recommended a bandwidth of +/- 7.5 % be applied to reallocate production costs, with a +/- 5 % bandwidth applied on a three year rolling average basis. Entergy opposed the bandwidth approach and certain other findings of the ALJ.

$0.00 per share regardless of outcome; the outcome of the case will only impact the allocation of costs among the operating companies; these costs are passed through to customers.

Affiliate Transactions	NA

  Recent activity: The ALJ issued an initial decision on June 30, 2005 approving all of the eight contracts reviewed, with a finding that 19 MW of one contract should be repriced. Briefs on exceptions are expected to be filed by all parties in mid August 2005, and a final FERC decision is not expected until early 2006.
  Background:   Eight purchase power agreements from Entergy affiliates for supplies of power to ELI and ENOI were submitted for review by FERC. Certain of the contracts became effective in June 2003, subject to refund. The process used to award the contracts was challenged by various parties.

$0.00 per share regardless of outcome given that costs associated with affiliate PPAs will be recovered in retail rates

Independent Coordinator of Transmission (ICT)	NA

  Recent activity: On May 27, 2005, Entergy submitted a 205 filing to FERC as its formal application for the ICT. A final FERC order authorizing the implementation of the ICT could come during third quarter 2005, with earliest effective date for operation of new structure in 2006.
  Background: Entergy filed for FERC approval of its alternative transmission structure in April 2004. Entergy made a filing with FERC that included independent transmission oversight for various activities and included a request to implement a more efficient expansion pricing policy. In January 2005, Entergy filed for a petition for a Declaratory Order from FERC and included certain enhancements to its original ICT filing. In March 2005, FERC issued a Declaratory Order supporting Entergy's ICT proposal with modifications.

$0.00 per share in direct impact. If rejected, Entergy could possibly be directed to renew its pursuit of an RTO which likewise would not be expected to have an immediate earnings impact.

Market-Based Rate Authority	NA

  Recent activity: On June 30, 2005, FERC issued an order setting for hearing the question of whether Entergy has market power. On July 22, 2005, Entergy notified the FERC that, while it continues to believe it does not have market power, it would cease charging market-based rates within its control area with the agreement that the company could file for approval of market-based rate authority in the future should it be deemed appropriate.
  Background: Pursuant to orders issued in April and July 2004, FERC established new interim generation market power screens. Entergy subsequently filed its generation market power analysis indicating that it passed one of the two new interim screens. Entergy also filed delivered price test analysis that indicates Entergy does not have market power in any wholesale market when Entergy's native load obligations are reflected. In December 2004, FERC initiated a 206 proceeding to investigate a presumption of market power for Entergy.

No material impact on Entergy's results.

  Appendix C provides estimates of the impact to operational earnings resulting from changes in various revenue and expense variables. These estimates are intended to be indicative rather than precise guidance, and are based upon changes in variables which would result in increases to earnings per share. Equivalent decreases in earnings per share are estimated to result from variable changes in the opposite direction.
Appendix C: Earnings Sensitivities
(Per share in U.S. $)
Variable	Description of Change	Estimated Earnings Impact (i)
Utility
Sales growth Residential Commercial/Governmental Industrial Total	1% increase in Residential MWh sold 1% increase in Comm/Govt MWh sold 1% increase in Industrial MWh sold 1% increase in Total MWh sold	0.04 0.03 0.03 0.10
Rate base	$100 million increase in rate base	0.02
Return on equity	1% increase in allowed ROE	0.22
Entergy Nuclear
Capacity factor	1% increase in capacity factor	0.03
Gas price 2005 - 95% EN output sold forward 2006 - 90% EN output sold forward 2007 - 72% EN output sold forward	$1/MMBtu increase in gas price assuming market conversion based on 9,000 heat rate	0.03 0.08 0.23
Operation and maintenance expense	$1 decrease per MWh	0.09
Outage (lost revenue only)	1000 MW plant for 10 days at market price of $40/MWh	0.02
Power uprate	100 MW at $800/kW capital investment and market price of $40/MWh	0.06

  Based on 2004 average fully diluted shares of approximately 230 million consistent with the assumption for all components included in 2005 guidance.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix G-1.

Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Second Quarter 2005 vs. 2004 (see appendix F for definitions of certain measures)

For 12 months ending June 30	2005	2004	Change
GAAP Measures
Return on average invested capital - as-reported	7.08%	6.38%	0.70%
Return on average common equity - as-reported	10.73%	9.27%	1.46%
Net margin - as-reported	8.59%	8.37%	0.22%
Cash flow interest coverage	6.94	5.96	0.98
Book value per share	$37.87	$38.56	$(0.69)
End of period shares outstanding (millions)	209.9	226.8	(16.9)

Non-GAAP Measures
Return on average invested capital - operational	7.06%	6.95%	0.11%
Return on average common equity - operational	10.70%	10.43%	0.27%
Net margin - operational	8.57%	9.42%	(0.85)%

As of June 30 ($ in millions)	2005	2004	Change
GAAP Measures
Revolver capacity	1,407	1,280	127
Total debt	8,540	8,173	367
Debt to capital ratio	50.6%	47.4%	3.2%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy's share	215	441	(226)
Leases - Entergy's share	564	596	(32)
Total off-balance sheet liabilities	779	1,037	(258)

Non-GAAP Measures
Total gross liquidity	2,022	1,838	184
Net debt to net capital ratio	48.7%	45.6%	3.1%
Net debt ratio including off-balance sheet liabilities	51.1%	48.8%	2.3%

Appendix D-2: Historical Performance Measures (see appendix F for definitions of measures)
	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	04 YTD	05 YTD
Financial
EPS - as-reported ($)	1.57	-0.17	0.88	1.14	1.22	0.68	0.79	1.33	2.02	2.11
Less - special items ($)	0.00	-0.55	0.07	0.06	-0.17	0.18	0.00	0.00	0.13	0.00
EPS - operational ($)	1.57	0.38	0.81	1.08	1.39	0.50	0.79	1.33	1.89	2.11
Trailing Twelve Months
ROIC - as-reported (%)	8.04	7.38	6.19	6.38	5.90	7.29	6.97	7.08	6.38	7.08
ROIC - operational (%)	7.63	7.70	7.22	6.95	6.70	7.11	6.89	7.06	6.95	7.06
ROE - as-reported (%)	12.56	11.21	8.63	9.27	8.12	10.70	10.35	10.73	9.27	10.73
ROE - operational (%)	11.69	11.87	10.71	10.43	9.71	10.35	10.17	10.70	10.43	10.70
Cash Flow Interest Coverage	4.28	5.05	5.77	5.96	6.39	7.11	7.43	6.94	5.96	6.94
Debt to capital ratio (%)	48.4	47.5	47.3	47.4	46.8	47.4	49.6	50.6	47.4	50.6
Net debt/net capital ratio (%)	46.6	45.9	44.8	45.6	45.1	45.3	48.1	48.7	45.6	48.7
Utility
GWh billed
Residential	10,763	7,041	7,726	6,911	10,738	7,521	7,570	7,005	14,637	14,575
Commercial & Gov't	8,276	6,955	6,487	6,829	8,468	7,252	6,599	6,907	13,316	13,506
Industrial	9,975	9,782	9,490	9,922	10,456	10,425	9,596	9,810	19,412	19,406
Wholesale	2,093	1,995	2,418	2,367	2,040	1,799	1,732	1,938	4,785	3,670
O&M expense/MWh (j)	$12.17	$21.89	$13.31	$15.62	$12.97	$17.44	$14.99	$17.56	$14.47	$16.28
Reliability
SAIFI	1.8	1.8	1.7	1.9	1.8	1.9	1.5	1.8	1.9	1.8
SAIDI	155	144	143	162	159	169	136	157	162	157
Nuclear
Net MW in operation	4,001	4,001	4,001	4,001	4,001	4,058	4,058	4,105	4,001	4,105
Avg. realized price per MWh	$40.67	$38.54	$39.70	$41.33	$43.38	$40.69	$41.56	$42.63	$40.49	$42.09
Production cost/MWh (k)	$20.03	$17.15	$18.57	$18.33	$21.68	$22.28	$18.71	$19.22	$18.49	$18.96
Generation in GWh	8,246	8,702	8,687	8,196	8,075	7,567	8,267	8,156	16,882	16,442
Capacity factor	94%	98%	99%	94%	92%	85%	93%	91%	96%	92%

  O&M expense per megawatt-hour was redefined in third quarter 2004 to reflect billed megawatt hour sales as the denominator instead of megawatt-hours generated as previously used in the calculation.
  Production cost does not include severance charges associated with the voluntary severance program recorded in fourth quarter 2003.

Appendix E-1 provides a summary of planned capital expenditures. Entergy's capital plan from 2005 through 2007 includes $3.8 billion for investment; more than $2.4 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.3 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear and Utility, purchase of the Perryville and Attala power plants, and other opportunities consistent with the company's growth investment strategy.

Appendix E-1: Planned Capital Expenditures
2005-2007
($ in millions)	2005	2006	2007	Total
Maintenance capital
Utility, Parent & Other	745	718	774	2,237
Entergy Nuclear	72	72	60	204
Energy Commodity Services	3	4	6	13
Subtotal	820	794	840	2,454
Other capital commitments
Utility, Parent & Other	571	349	201	1,121
Entergy Nuclear	90	67	43	200
Energy Commodity Services	0	0	0	0
Subtotal	661	416	244	1,321
Total Planned Capital Expenditures	1,481	1,210	1,084	3,775

Appendix E-2 provides details on scheduled long-term debt maturities including currently maturing portions. In May 2005, Entergy terminated two separate revolving credit facilities of three and five years, totaling approximately $1.5 billion, and replaced them with a new $2 billion five-year credit facility with lower pricing and improved terms and conditions.

Appendix E-2: Debt Maturity Schedule
Maturities as of 6/30/2005
($ in millions)	2005	2006	2007	2008-2009	2010+	Total
Utility, Parent & Other	275	28	98	1,290	6,080	7,771
Entergy Nuclear	77	76	80	40	175	448
Total	352	104	178	1,330	6,255	8,219

Appendix F provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.
Appendix F: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Year-to-date average number of customers
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the quarter

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix F: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, capital leases, and preferred stock with sinking fund (effective fourth quarter 2003) on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)

Debt issued by Entergy-Koch, LP and non-nuclear wholesale assets business joint ventures for periods through third quarter 2004. Only non-nuclear wholesale assets business joint ventures debt included for periods thereafter.

Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - Non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Operating cash flow	Net cash flow provided by operating activities adjusted to exclude net nuclear fuel purchases and decommissioning trust fund expenditures
Free cash flow	Operating cash flow adjusted to exclude maintenance capital expenditures and preferred and common dividends
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices G-1 and G-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05
As-reported earnings-rolling 12 months (A)	1,042	927	739	799	715	910	874	895
Preferred dividends	24	24	23	23	23	24	24	25
Tax effected interest expense	328	311	307	303	293	295	293	288
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,394	1,262	1,069	1,125	1,031	1,228	1,191	1208

Special items in prior quarters	72	74	(193)	(113)	(100)	(11)	15	2

Special items 2Q03 thru 1Q05
Utility, Parent & Other Tax benefits- Entergy Koch						17
Energy Commodity Services Gain (loss) on disposition of assets			15	13	(40)	60
Energy Commodity Services asset and contract impairments						(36)
Utility, Parent & Other SFAS 143 implementation
Entergy Nuclear SFAS 143 implementation
Utility, Parent & Other River Bend loss provision
Utility, Parent & Other Voluntary severance plan		(72)
Entergy Nuclear Voluntary severance plan		(51)
Entergy Nuclear SFAS 143 implementation		(6)
Total special items (C)	72	(55)	(178)	(100)	(140)	30	15	2

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,321	1,317	1,247	1,225	1,171	1,198	1,176	1,206

Operational earnings, rolling 12 months (A-C)	970	981	917	899	855	880	859	893

Average invested capital (D)	17,324	17,114	17,257	17,638	17,462	16,845	17,072	17,069

Average common equity (E)	8,295	8,271	8,565	8,619	8,806	8,500	8,452	8,347

Operating revenues (F)	8,971	9,195	9,409	9,540	9,803	10,124	10,196	10,420

ROIC - as-reported (B/D)	8.04	7.38	6.19	6.38	5.90	7.29	6.97	7.08

ROIC - operational ((B-C)/D)	7.63	7.70	7.22	6.95	6.70	7.11	6.89	7.06

ROE - as-reported (A/E)	12.56	11.21	8.63	9.27	8.12	10.70	10.35	10.73

ROE - operational ((A-C)/E)	11.69	11.87	10.71	10.43	9.71	10.35	10.17	10.70

Net margin - as-reported (A/F)	11.62	10.08	7.86	8.37	7.29	8.98	8.58	8.59

Net margin - operational ((A-C)/F)	10.81	10.67	9.75	9.42	8.72	8.69	8.43	8.57

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05
Gross debt (A)	8,554	8,182	8,282	8,173	8,070	7,807	8,260	8,540
Less cash and cash equivalents (B)	578	507	808	558	541	620	479	615
Net debt (C)	7,976	7,675	7,474	7,615	7,529	7,187	7,781	7,925

Total capitalization (D)	17,680	17,220	17,505	17,252	17,245	16,469	16,640	16,886
Less cash and cash equivalents (B)	578	507	808	558	541	620	479	615
Net capital (E)	17,102	16,713	16,697	16,694	16,704	15,849	16,161	16,271

Debt to capital ratio % (A/D)	48.4	47.5	47.3	47.4	46.8	47.4	49.6	50.6

Net debt to net capital ratio % (C/E)	46.6	45.9	44.8	45.6	45.1	45.3	48.1	48.7

Off-balance sheet liabilities (F)	888	915	1,029	1,037	1,030	769	770	779

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	49.3	48.7	48.0	48.8	48.3	47.9	50.5	51.1

Revolver capacity (G)	1,133	1,553	1,553	1,280	1,325	1,490	1,070	1,407

Gross liquidity (B+G)	1,711	2,060	2,361	1,838	1,866	2,110	1,549	2,022

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

*********************************************************************************************************************************

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, and the effects of litigation and weather.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 91,922	$ 13,071	$ -	$ 104,992
Temporary cash investments - at cost,
which approximates market	321,961	187,737	-	509,698
Total cash and cash equivalents	413,883	200,808	-	614,690
Other temporary investments	-	-	-	-
Notes receivable	708,570	1,101,056	(1,807,575)	2,051
Accounts receivable:
Customer	415,382	-	-	415,382
Allowance for doubtful accounts	(19,805)	(2,174)	-	(21,979)
Associated companies	16,414	42,751	(59,165)	-
Other	193,193	175,207	-	368,400
Accrued unbilled revenues	597,361	-	-	597,361
Total receivables	1,202,545	215,784	(59,165)	1,359,164
Deferred fuel costs	223,980	-	-	223,980
Accumulated deferred income taxes	8,303	-	-	8,303
Fuel inventory - at average cost	112,148	1,857	-	114,005
Materials and supplies - at average cost	347,558	231,817	-	579,375
Deferred nuclear refueling outage costs	55,714	103,771	-	159,484
Prepayments and other	78,880	38,981	-	117,862
TOTAL	3,151,581	1,894,074	(1,866,740)	3,178,914

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,922,479	449,077	(8,203,516)	168,040
Decommissioning trust funds	1,096,448	1,446,826	-	2,543,275
Non-utility property - at cost (less accumulated depreciation)	222,224	2,321	-	224,545
Other	32,286	43,873	-	76,158
TOTAL	9,273,437	1,942,097	(8,203,516)	3,012,018

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,760,790	1,953,692	(3,615)	29,710,868
Property under capital lease	732,583	-	-	732,583
Natural gas	276,875	-	-	276,874
Construction work in progress	840,733	241,949	-	1,082,681
Nuclear fuel under capital lease	268,193	-	-	268,193
Nuclear fuel	48,269	291,177	-	339,446
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,927,443	2,486,818	(3,615)	32,410,645
Less - accumulated depreciation and amortization	13,177,279	253,990	-	13,431,269
PROPERTY, PLANT AND EQUIPMENT - NET	16,750,164	2,232,828	(3,615)	18,979,376

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	737,906	-	-	737,906
Other regulatory assets	1,381,259	-	-	1,381,259
Long-term receivables	29,884	-	-	29,884
Goodwill	374,099	3,073	-	377,172
Other	783,377	743,175	(641,932)	884,622
TOTAL	3,306,525	746,248	(641,932)	3,410,843
		-
TOTAL ASSETS	$ 32,481,707	$ 6,815,247	$ (10,715,803)	$ 28,581,151

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 297,989	$ 77,297	$ -	$ 375,286
Notes payable:
Associated companies	1,098,550	709,025	(1,807,575)	-
Other	43	-	-	43
Account payable:
Associated companies	41,114	16,656	(57,771)	-
Other	755,907	115,338	-	871,244
Customer deposits	234,062	161	-	234,223
Taxes accrued	204,789	32,450	-	237,239
Nuclear refueling outage costs	6,021	-	-	6,021
Interest accrued	116,296	10,064	-	126,360
Obligations under capital leases	135,262	-	-	135,262
Other	78,940	181,768	-	260,706
TOTAL	2,968,973	1,142,759	(1,865,346)	2,246,384

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,186,846	(89,821)	-	5,097,025
Accumulated deferred investment tax credits	389,468	-	-	389,468
Obligations under capital leases	170,322	-	-	170,322
Other regulatory liabilities	378,485	-	-	378,485
Decommissioning and retirement cost liabilities	1,220,720	738,626	-	1,959,346
Transition to competition	79,101	-	-	79,101
Regulatory reserves	20,174	-	-	20,174
Accumulated provisions	349,028	211,450	-	560,478
Long-term debt	7,472,934	419,662	(48,891)	7,843,705
Preferred stock with sinking fund	15,150	-	-	15,150
Other	1,540,733	533,712	(598,725)	1,475,720
TOTAL	16,822,961	1,813,629	(647,616)	17,988,974

Preferred stock without sinking fund	361,114	426,506	(391,937)	395,683

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005	2,205,191	1,091,856	(3,294,566)	2,481
Paid-in capital	6,381,328	1,565,543	(3,101,836)	4,845,037
Retained earnings	5,832,587	958,843	(1,578,444)	5,212,985
Accumulated other comprehensive income (loss)	(7,060)	(140,573)	626	(147,007)
Less - treasury stock, at cost (38,226,127 shares in 2005)	2,083,387	43,316	(163,316)	1,963,387
TOTAL	12,328,659	3,432,353	(7,810,904)	7,950,110

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,481,707	$ 6,815,247	$ (10,715,803)	$ 28,581,151

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 62,001	$ 17,135	$ -	$ 79,136
Temporary cash investments - at cost,
which approximates market	558,971	167,393	(185,714)	540,650
Total cash and cash equivalents	620,972	184,528	(185,714)	619,786
Other temporary investments	2,236	-	185,714	187,950
Notes receivable	-	1,183,043	(1,179,951)	3,092
Accounts receivable:
Customer	435,191	-	-	435,191
Allowance for doubtful accounts	(21,576)	(2,182)	-	(23,758)
Associated companies	7,144	22,510	(29,654)	-
Other	185,899	156,389	-	342,289
Accrued unbilled revenues	460,039	-	-	460,039
Total receivables	1,066,697	176,717	(29,654)	1,213,761
Deferred fuel costs	85,911	-	-	85,911
Accumulated deferred income taxes	76,899	-	-	76,899
Fuel inventory - at average cost	125,454	1,797	-	127,251
Materials and supplies - at average cost	345,688	223,718	-	569,407
Deferred nuclear refueling outage costs	31,601	76,181	-	107,782
Prepayments and other	89,105	27,173	-	116,279
TOTAL	2,444,563	1,873,157	(1,209,605)	3,108,118

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,054,793	512,571	(8,335,585)	231,779
Decommissioning trust funds	1,051,901	1,401,505	-	2,453,406
Non-utility property - at cost (less accumulated depreciation)	217,906	1,812	-	219,717
Other	33,682	57,310	-	90,992
TOTAL	9,358,282	1,973,198	(8,335,585)	2,995,894

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,193,633	1,863,661	(3,954)	29,053,340
Property under capital lease	738,554	-	-	738,554
Natural gas	262,787	-	-	262,787
Construction work in progress	952,092	245,460	-	1,197,551
Nuclear fuel under capital lease	262,469	-	-	262,469
Nuclear fuel	34,326	286,487	-	320,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,443,861	2,395,608	(3,954)	31,835,514
Less - accumulated depreciation and amortization	12,905,551	234,332	-	13,139,883
PROPERTY, PLANT AND EQUIPMENT - NET	16,538,310	2,161,276	(3,954)	18,695,631

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	746,413	-	-	746,413
Other regulatory assets	1,429,261	-	-	1,429,261
Long-term receivables	39,417	-	-	39,417
Goodwill	374,099	3,073	-	377,172
Other	796,166	744,861	(622,156)	918,871
TOTAL	3,385,356	747,934	(622,156)	3,511,134

TOTAL ASSETS	$ 31,726,511	$ 6,755,565	$ (10,171,300)	$ 28,310,777

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 415,266	$ 77,297	$ -	$ 492,564
Notes payable:
Associated companies	770,623	409,356	(1,179,980)	-
Other	43	150	-	193
Account payable:
Associated companies	14,781	10,811	(25,592)	-
Other	722,148	174,380	-	896,528
Customer deposits	222,157	162	-	222,320
Taxes accrued	178,671	45,340	-	224,011
Nuclear refueling outage costs
Interest accrued	142,329	2,149	-	144,478
Obligations under capital leases	133,847	-	-	133,847
Other	83,478	134,965	-	218,442
TOTAL	2,683,343	854,610	(1,205,572)	2,332,383

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,205,074	(137,693)	-	5,067,381
Accumulated deferred investment tax credits	399,228	-	-	399,228
Obligations under capital leases	146,060	-	-	146,060
Other regulatory liabilities	329,767	-	-	329,767
Decommissioning and retirement cost liabilities	1,327,988	738,289	-	2,066,277
Transition to competition	79,101	-	-	79,101
Regulatory reserves	103,061	-	-	103,061
Accumulated provisions	346,614	203,300	-	549,914
Long-term debt	6,648,504	409,719	(41,391)	7,016,831
Preferred stock with sinking fund	17,400	-	-	17,400
Other	1,597,079	533,237	(588,983)	1,541,331
TOTAL	16,199,876	1,746,852	(630,374)	17,316,351

Preferred stock without sinking fund	330,831	426,462	(391,937)	365,356

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,191	1,091,856	(3,294,566)	2,482
Paid-in capital	5,940,702	1,978,925	(3,084,252)	4,835,375
Retained earnings	5,913,815	799,027	(1,728,541)	4,984,302
Accumulated other comprehensive income (loss)	4,772	(98,851)	626	(93,453)
Less - treasury stock, at cost (31,345,028 shares in 2004)	1,552,019	43,316	(163,316)	1,432,019
TOTAL	12,512,461	3,727,641	(7,943,417)	8,296,687

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 31,726,511	$ 6,755,565	$ (10,171,300)	$ 28,310,777

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2005 vs December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 29,921	$ (4,064)	$ -	$ 25,857
Temporary cash investments - at cost,
which approximates market	(237,010)	20,344	185,714	(30,952)
Total cash and cash equivalents	(207,089)	16,280	185,714	(5,095)
Other temporary investments	(2,236)	-	(185,714)	(187,950)
Notes receivable	708,570	(81,987)	(627,624)	(1,041)
Accounts receivable:
Customer	(19,809)	-	-	(19,809)
Allowance for doubtful accounts	1,771	8	-	1,779
Associated companies	9,270	20,241	(29,511)	-
Other	7,294	18,818	-	26,112
Accrued unbilled revenues	137,322	-	-	137,322
Total receivables	135,848	39,067	(29,511)	145,404
Deferred fuel costs	138,069	-	-	138,069
Accumulated deferred income taxes	(68,596)	-	-	(68,596)
Fuel inventory - at average cost	(13,306)	60	-	(13,246)
Materials and supplies - at average cost	1,870	8,099	-	9,969
Deferred nuclear refueling outage costs	24,113	27,590	-	51,703
Prepayments and other	(10,225)	11,808	-	1,583
TOTAL	707,018	20,917	(657,135)	70,800

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(132,314)	(63,494)	132,069	(63,739)
Decommissioning trust funds	44,547	45,321	-	89,868
Non-utility property - at cost (less accumulated depreciation)	4,318	509	-	4,827
Other	(1,396)	(13,437)	-	(14,833)
TOTAL	(84,845)	(31,101)	132,069	16,123

PROPERTY, PLANT, AND EQUIPMENT

Electric	567,157	90,031	339	657,527
Property under capital lease	(5,971)	-	-	(5,971)
Natural gas	14,088	-	-	14,088
Construction work in progress	(111,359)	(3,511)	-	(114,870)
Nuclear fuel under capital lease	5,724	-	-	5,724
Nuclear fuel	13,943	4,690	-	18,633
TOTAL PROPERTY, PLANT AND EQUIPMENT	483,582	91,210	339	575,131
Less - accumulated depreciation and amortization	271,728	19,658	-	291,386
PROPERTY, PLANT AND EQUIPMENT - NET	211,854	71,552	339	283,745

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(8,507)	-	-	(8,507)
Other regulatory assets	(48,002)	-	-	(48,002)
Long-term receivables	(9,533)	-	-	(9,533)
Goodwill	-	-	-	-
Other	(12,789)	(1,686)	(19,776)	(34,251)
TOTAL	(78,831)	(1,686)	(19,776)	(100,293)

TOTAL ASSETS	$ 755,196	$ 59,682	$ (544,503)	$ 270,375

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2005 vs December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (117,277)	$ -	$ -	$ (117,278)
Notes payable:
Associated companies	327,927	299,669	(627,595)	-
Other	-	(150)	-	(150)
Account payable:	-	-	-
Associated companies	26,333	5,845	(32,179)	-
Other	33,759	(59,042)	-	(25,283)
Customer deposits	11,905	(1)	-	11,904
Taxes accrued	26,118	(12,890)	-	13,228
Nuclear refueling outage costs	6,021	-	-	6,021
Interest accrued	(26,033)	7,915	-	(18,118)
Obligations under capital leases	1,415	-	-	1,415
Other	(4,538)	46,803	-	42,265
TOTAL	285,630	288,149	(659,774)	(85,996)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	(18,228)	47,872	-	29,644
Accumulated deferred investment tax credits	(9,760)	-	-	(9,760)
Obligations under capital leases	24,262	-	-	24,262
Other regulatory liabilities	48,718	-	-	48,718
Decommissioning and retirement cost liabilities	(107,268)	337	-	(106,931)
Transition to competition	-	-	-	-
Regulatory reserves	(82,887)	-	-	(82,887)
Accumulated provisions	2,414	8,150	-	10,564
Long-term debt	824,430	9,943	(7,500)	826,873
Preferred stock with sinking fund	(2,250)	-	-	(2,250)
Other	(56,346)	475	(9,742)	(65,612)
TOTAL	623,085	66,777	(17,242)	672,621

Preferred stock without sinking fund	30,283	44	-	30,327

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005 and 2004	-	-	-	-
Paid-in capital	440,626	(413,382)	(17,584)	9,660
Retained earnings	(81,228)	159,816	150,097	228,685
Accumulated other comprehensive income (loss)	(11,832)	(41,722)	-	(53,554)
Less - treasury stock, at cost	531,368	-	-	531,368
TOTAL	(183,802)	(295,288)	132,513	(346,577)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 755,196	$ 59,682	$ (544,503)	$ 270,375

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,124,462	$ -	$ (328)	$ 2,124,134
Natural gas	43,660	-	-	43,660
Competitive businesses	166,882	393,447	(18,605)	541,725
Total	2,335,004	393,447	(18,933)	2,709,519

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	416,693	57,510	-	474,203
Purchased power	744,668	13,841	(18,724)	739,786
Nuclear refueling outage expenses	17,966	21,184	-	39,150
Other operation and maintenance	441,293	158,604	(323)	599,575
Decommissioning	21,987	14,538	-	36,525
Taxes other than income taxes	92,533	14,932	-	107,465
Depreciation and amortization	195,785	18,118	-	213,902
Other regulatory credits - net	(30,697)	-	-	(30,697)
Total	1,900,228	298,727	(19,047)	2,179,909

OPERATING INCOME	434,776	94,720	114	529,610

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,164	-	-	11,164
Interest and dividend income	29,584	21,095	(15,922)	34,756
Equity in earnings (loss) of unconsolidated equity affiliates	3,480	(1,322)	-	2,158
Miscellaneous - net	(9,822)	(1,397)	(114)	(11,333)
Total	34,406	18,376	(16,036)	36,745

INTEREST AND OTHER CHARGES
Interest on long-term debt	105,504	3,796	-	109,299
Other interest - net	14,672	15,294	(15,908)	14,058
Allowance for borrowed funds used during construction	(6,181)	-	-	(6,181)
Total	113,995	19,090	(15,908)	117,176

INCOME BEFORE INCOME TAXES	355,187	94,006	(14)	449,179

Income taxes	122,609	33,782	-	156,390

CONSOLIDATED NET INCOME	232,579	60,224	(14)	292,789

Preferred dividend requirements and other	5,784	869	(14)	6,639

EARNINGS APPLICABLE TO COMMON STOCK	$ 226,795	$ 59,355	$ -	$ 286,150

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.08	$0.28		$1.36
DILUTED	$1.05	$0.28		$1.33

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,134,467
DILUTED				215,568,534

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2004
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,952,497	$ -	$ (448)	$ 1,952,049
Natural gas	38,146	-	-	38,146
Competitive businesses	117,000	394,859	(16,957)	494,902
Total	2,107,643	394,859	(17,405)	2,485,097

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	433,114	55,255	-	488,368
Purchased power	563,153	9,692	(17,405)	555,439
Nuclear refueling outage expenses	14,971	24,128	-	39,099
Other operation and maintenance	405,541	162,205	-	567,746
Decommissioning	22,771	14,327	-	37,098
Taxes other than income taxes	88,784	14,499	-	103,283
Depreciation and amortization	196,877	18,764	-	215,640
Other regulatory credits - net	(15,888)	-	-	(15,888)
Total	1,709,322	298,870	(17,405)	1,990,785

OPERATING INCOME	398,321	95,990	-	494,312

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,016	-	-	8,016
Interest and dividend income	19,792	18,812	(12,781)	25,823
Equity in earnings (loss) of unconsolidated equity affiliates	-	20,288	-	20,288
Miscellaneous - net	10,688	2,883	-	13,571
Total	38,496	41,983	(12,781)	67,698

INTEREST AND OTHER CHARGES
Interest on long-term debt	111,844	4,367	-	116,211
Other interest - net	12,830	13,514	(12,781)	13,563
Allowance for borrowed funds used during construction	(4,970)	-	-	(4,970)
Total	119,704	17,881	(12,781)	124,804

INCOME BEFORE INCOME TAXES	317,113	120,092	-	437,206

Income taxes	118,591	47,603	-	166,195

CONSOLIDATED NET INCOME	198,522	72,488	-	271,011

Preferred dividend requirements and other	5,829	-	-	5,829

EARNINGS APPLICABLE TO COMMON STOCK	$ 192,693	$ 72,488	$ -	$ 265,182

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.84	$0.32		$1.16
DILUTED	$0.83	$0.31		$1.14

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,714,654
DILUTED				232,775,049

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 171,965	$ -	$ 120	$ 172,085
Natural gas	5,514	-	-	5,514
Competitive businesses	49,882	(1,412)	(1,648)	46,823
Total	227,361	(1,412)	(1,528)	224,422

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(16,421)	2,255	-	(14,165)
Purchased power	181,516	4,150	(1,319)	184,347
Nuclear refueling outage expenses	2,995	(2,944)	-	51
Other operation and maintenance	35,753	(3,601)	(323)	31,829
Decommissioning	(784)	211	-	(573)
Taxes other than income taxes	3,749	433	-	4,182
Depreciation and amortization	(1,092)	(646)	-	(1,738)
Other regulatory credits - net	(14,809)	-	-	(14,809)
Total	190,906	(142)	(1,642)	189,124

OPERATING INCOME	36,455	(1,270)	114	35,298

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	3,148	-	-	3,148
Interest and dividend income	9,792	2,283	(3,141)	8,933
Equity in earnings (loss) of unconsolidated equity affiliates	3,480	(21,610)	-	(18,130)
Miscellaneous - net	(20,510)	(4,280)	(114)	(24,904)
Total	(4,090)	(23,607)	(3,255)	(30,953)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(6,340)	(571)	-	(6,912)
Other interest - net	1,842	1,780	(3,127)	495
Allowance for borrowed funds used during construction	(1,211)	-	-	(1,211)
Total	(5,709)	1,209	(3,127)	(7,628)

INCOME BEFORE INCOME TAXES	38,074	(26,086)	(14)	11,973

Income taxes	4,017	(13,821)	-	(9,805)

CONSOLIDATED NET INCOME	34,057	(12,265)	(14)	21,778

Preferred dividend requirements and other	(45)	869	(14)	810

EARNINGS APPLICABLE TO COMMON STOCK	$ 34,102	$ (13,134)	$ -	$ 20,968

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.24	($0.04)		$0.20
DILUTED	$0.22	($0.03)		$0.19

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 3,869,312	$ -	$ (796)	$ 3,868,516
Natural gas	130,610	-	-	130,610
Competitive businesses	287,580	781,423	(35,198)	1,033,806
Total	4,287,502	781,423	(35,994)	5,032,932

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	944,890	109,394	-	1,054,284
Purchased power	1,254,323	20,759	(35,517)	1,239,565
Nuclear refueling outage expenses	34,772	44,188	-	78,960
Other operation and maintenance	815,209	319,735	(705)	1,134,239
Decommissioning	44,243	29,281	-	73,524
Taxes other than income taxes	183,369	27,085	-	210,454
Depreciation and amortization	401,852	36,227	-	438,079
Other regulatory credits - net	(47,462)	-	-	(47,462)
Total	3,631,196	586,669	(36,222)	4,181,643

OPERATING INCOME	656,307	194,754	228	851,289

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,049	-	-	24,049
Interest and dividend income	54,506	44,471	(33,331)	65,646
Equity in earnings (loss) of unconsolidated equity affiliates	2,756	(2,791)	-	(35)
Miscellaneous - net	(12,531)	27,228	(228)	14,469
Total	68,780	68,908	(33,559)	104,129

INTEREST AND OTHER CHARGES
Interest on long-term debt	212,732	7,320	-	220,052
Other interest - net	29,880	29,646	(33,304)	26,222
Allowance for borrowed funds used during construction	(13,690)	-	-	(13,690)
Total	228,922	36,966	(33,304)	232,584

INCOME BEFORE INCOME TAXES	496,165	226,696	(27)	722,834

Income taxes	166,067	85,358	-	251,425

CONSOLIDATED NET INCOME	330,098	141,338	(27)	471,409

Preferred dividend requirements and other	11,553	1,737	(27)	13,263

EARNINGS APPLICABLE TO COMMON STOCK	$ 318,545	$ 139,601	$ -	$ 458,146

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.50	$0.65		$2.15
DILUTED	$1.47	$0.64		$2.11

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				212,622,976
DILUTED				217,091,580

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 3,654,200	$ -	$ (823)	$ 3,653,377
Natural gas	121,962	-	-	121,962
Competitive businesses	210,384	782,876	(31,952)	961,307
Total	3,986,546	782,876	(32,775)	4,736,646

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	931,447	107,048	-	1,038,495
Purchased power	1,015,597	22,138	(32,775)	1,004,959
Nuclear refueling outage expenses	31,305	49,401	-	80,706
Other operation and maintenance	743,467	325,530	-	1,068,997
Decommissioning	46,901	28,544	-	75,446
Taxes other than income taxes	173,682	26,904	-	200,585
Depreciation and amortization	389,040	37,249	-	426,289
Other regulatory credits - net	(31,977)	-	-	(31,977)
Total	3,299,462	596,814	(32,775)	3,863,500

OPERATING INCOME	687,084	186,062	-	873,146

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,479	-	-	15,479
Interest and dividend income	39,068	40,943	(25,937)	54,074
Equity in earnings (loss) of unconsolidated equity affiliates	-	40,107	-	40,107
Miscellaneous - net	6,320	12,420	-	18,740
Total	60,867	93,470	(25,937)	128,400

INTEREST AND OTHER CHARGES
Interest on long-term debt	227,678	7,994	-	235,672
Other interest - net	19,975	25,740	(25,937)	19,778
Allowance for borrowed funds used during construction	(10,124)	-	-	(10,124)
Total	237,529	33,734	(25,937)	245,326

INCOME BEFORE INCOME TAXES	510,422	245,798	-	756,220

Income taxes	177,524	94,668	-	272,192

CONSOLIDATED NET INCOME	332,898	151,130	-	484,028

Preferred dividend requirements and other	11,685	-	-	11,685

EARNINGS APPLICABLE TO COMMON STOCK	$ 321,213	$ 151,130	$ -	$ 472,343

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.40	$0.66		$2.06
DILUTED	$1.38	$0.64		$2.02

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				229,489,646
DILUTED				234,007,635

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 215,112	$ -	$ 27	$ 215,139
Natural gas	8,648	-	-	8,648
Competitive businesses	77,196	(1,453)	(3,246)	72,498
Total	300,956	(1,453)	(3,219)	296,285

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	13,443	2,346	-	15,789
Purchased power	238,726	(1,379)	(2,742)	234,606
Nuclear refueling outage expenses	3,467	(5,213)	-	(1,746)
Other operation and maintenance	71,742	(5,795)	(705)	65,242
Decommissioning	(2,659)	737	-	(1,922)
Taxes other than income taxes	9,687	181	-	9,869
Depreciation and amortization	12,812	(1,022)	-	11,790
Other regulatory credits - net	(15,485)	-	-	(15,485)
Total	331,734	(10,145)	(3,447)	318,142

OPERATING INCOME	(30,778)	8,692	228	(21,857)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,570	-	-	8,570
Interest and dividend income	15,438	3,528	(7,394)	11,572
Equity in earnings (loss) of unconsolidated equity affiliates	2,756	(42,898)	-	(40,142)
Miscellaneous - net	(18,851)	14,808	(228)	(4,271)
Total	7,913	(24,562)	(7,622)	(24,271)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(14,946)	(674)	-	(15,620)
Other interest - net	9,905	3,906	(7,367)	6,444
Allowance for borrowed funds used during construction	(3,566)	-	-	(3,566)
Total	(8,608)	3,232	(7,367)	(12,743)

INCOME BEFORE INCOME TAXES	(14,257)	(19,102)	(27)	(33,386)

Income taxes	(11,457)	(9,310)	-	(20,767)

CONSOLIDATED NET INCOME	(2,800)	(9,792)	(27)	(12,619)

Preferred dividend requirements and other	(132)	1,737	(27)	1,578

EARNINGS APPLICABLE TO COMMON STOCK	$ (2,668)	$ (11,529)	$ -	$ (14,197)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.10	($0.01)		$0.09
DILUTED	$0.09	($0.00)		$0.09

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 8,149,424	$ -	$ (1,707)	$ 8,147,717
Natural gas	217,147	-	-	217,147
Competitive businesses	564,000	1,556,849	(65,703)	2,055,146
Total	8,930,571	1,556,849	(67,410)	10,420,010

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,286,053	217,945	-	2,503,998
Purchased power	2,346,885	46,753	(66,112)	2,327,526
Nuclear refueling outage expenses	70,291	94,036	-	164,327
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,685,815	685,161	(2,172)	2,368,804
Decommissioning	89,280	58,327	-	147,607
Taxes other than income taxes	364,313	55,441	-	419,754
Depreciation and amortization	843,276	64,108	-	907,384
Other regulatory credits - net	(106,095)	-	-	(106,095)
Total	7,579,818	1,276,771	(68,284)	8,788,305

OPERATING INCOME	1,350,753	280,078	874	1,631,705

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,152	-	-	48,152
Interest and dividend income	98,998	84,972	(62,589)	121,381
Equity in earnings (loss) of unconsolidated equity affiliates	2,753	(121,622)	-	(118,869)
Miscellaneous - net	4,853	45,503	(874)	49,482
Total	154,756	8,853	(63,463)	100,146

INTEREST AND OTHER CHARGES
Interest on long-term debt	432,564	15,200	-	447,764
Other interest - net	53,083	57,247	(62,507)	47,823
Allowance for borrowed funds used during construction	(29,306)	-	-	(29,306)
Total	456,341	72,447	(62,507)	466,281

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	1,049,168	216,484	(82)	1,265,570

Income taxes	367,671	(22,531)	-	345,140

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	681,497	239,015	(82)	920,430

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	-	-	-

CONSOLIDATED NET INCOME	681,497	239,015	(82)	920,430

Preferred dividend requirements and other	23,151	2,034	(82)	25,103

EARNINGS APPLICABLE TO COMMON STOCK	$ 658,346	$ 236,981	$ -	$ 895,327

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$3.01	$1.09		$4.10
DILUTED	$2.96	$1.06		$4.02

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.01	$1.09		$4.10
DILUTED	$2.96	$1.06		$4.02

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				218,492,544
DILUTED				222,830,243

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,524,255	$ -	$ (1,386)	$ 7,522,869
Natural gas	194,202	-	-	194,202
Competitive businesses	345,499	1,540,445	(63,085)	1,822,859
Total	8,063,956	1,540,445	(64,471)	9,539,930

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,922,630	219,027	-	2,141,657
Purchased power	1,947,418	32,653	(64,548)	1,915,522
Nuclear refueling outage expenses	61,611	99,946	-	161,558
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,681,777	754,356	(382)	2,435,750
Decommissioning	93,163	56,524	-	149,687
Taxes other than income taxes	349,543	58,460	-	408,003
Depreciation and amortization	800,002	60,298	-	860,301
Other regulatory charges - net	(65,264)	-	-	(65,264)
Total	6,790,880	1,281,264	(64,930)	8,007,214

OPERATING INCOME	1,273,076	259,181	459	1,532,716

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	41,161	-	-	41,161
Interest and dividend income	70,095	54,580	(42,965)	81,710
Equity in earnings (loss) of unconsolidated equity affiliates	-	113,405	-	113,405
Miscellaneous - net	173	34,358	(459)	34,073
Total	111,429	202,343	(43,424)	270,349

INTEREST AND OTHER CHARGES
Interest on long-term debt	462,704	14,550	-	477,254
Other interest - net	44,238	42,767	(42,965)	44,041
Allowance for borrowed funds used during construction	(30,147)	-	-	(30,147)
Total	476,795	57,317	(42,965)	491,148

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	907,710	404,207	-	1,311,917

Income taxes	333,828	150,187	-	484,015

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	573,882	254,020	-	827,902

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of ($3,829))	-	(5,848)	-	(5,848)

CONSOLIDATED NET INCOME	573,882	248,172	-	822,054

Preferred dividend requirements and other	23,417	-	-	23,417

EARNINGS APPLICABLE TO COMMON STOCK	$ 550,465	$ 248,172	$ -	$ 798,637

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.40	$1.11		$3.51
DILUTED	$2.36	$1.09		$3.45

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.41	$1.08		$3.49
DILUTED	$2.36	$1.06		$3.42

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,958,135
DILUTED				233,326,683

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 625,169	$ -	$ (321)	$ 624,848
Natural gas	22,945	-	-	22,945
Competitive businesses	218,501	16,404	(2,618)	232,287
Total	866,615	16,404	(2,939)	880,080

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	363,423	(1,082)	-	362,341
Purchased power	399,467	14,100	(1,564)	412,004
Nuclear refueling outage expenses	8,680	(5,910)	-	2,769
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	4,038	(69,195)	(1,790)	(66,946)
Decommissioning	(3,883)	1,803	-	(2,080)
Taxes other than income taxes	14,770	(3,019)	-	11,751
Depreciation and amortization	43,274	3,810	-	47,083
Other regulatory charges - net	(40,831)	-	-	(40,831)
Total	788,938	(4,493)	(3,354)	781,091

OPERATING INCOME	77,677	20,897	415	98,989

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	6,991	-	-	6,991
Interest and dividend income	28,903	30,392	(19,624)	39,671
Equity in earnings (loss) of unconsolidated equity affiliates	2,753	(235,027)	-	(232,274)
Miscellaneous - net	4,680	11,145	(415)	15,409
Total	43,327	(193,490)	(20,039)	(170,203)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(30,140)	650	-	(29,490)
Other interest - net	8,845	14,480	(19,542)	3,783
Allowance for borrowed funds used during construction	841	-	-	841
Total	(20,454)	15,130	(19,542)	(24,867)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	141,458	(187,723)	(82)	(46,346)

Income taxes	33,843	(172,718)	-	(138,875)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	107,615	(15,005)	(82)	92,529

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $3,829)	-	5,848	-	5,848

CONSOLIDATED NET INCOME	107,615	(9,157)	(82)	98,377

Preferred dividend requirements and other	(266)	2,034	(82)	1,686

EARNINGS APPLICABLE TO COMMON STOCK	$ 107,881	$ (11,191)	$ -	$ 96,691

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.61	($0.02)		$0.58
DILUTED	$0.60	($0.03)		$0.57

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.61	$0.00		$0.61
DILUTED	$0.60	$0.00		$0.60

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$292,789	$271,012	$21,777
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(90,364)	4,700	(95,064)
Other regulatory credits - net	(30,697)	(15,888)	(14,809)
Depreciation, amortization, and decommissioning	250,427	252,738	(2,311)
Deferred income taxes and investment tax credits	73,803	106,891	(33,088)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(2,158)	5,995	(8,153)
Changes in working capital:
Receivables	(274,655)	(197,132)	(77,523)
Fuel inventory	12,235	(11,494)	23,729
Accounts payable	153,126	207,779	(54,653)
Taxes accrued	46,691	60,125	(13,434)
Interest accrued	(5,815)	(21,381)	15,566
Deferred fuel	(161,680)	(57,888)	(103,792)
Other working capital accounts	50,201	7,605	42,596
Provision for estimated losses and reserves	(279)	(13,809)	13,530
Changes in other regulatory assets	10,747	(15,796)	26,543
Other	(58,844)	(53,160)	(5,684)
Net cash flow provided by operating activities	265,527	530,297	(264,770)

INVESTING ACTIVITIES
Construction/capital expenditures	(357,581)	(342,543)	(15,038)
Allowance for equity funds used during construction	11,165	8,016	3,149
Nuclear fuel purchases	(80,839)	(32,146)	(48,693)
Proceeds from sale/leaseback of nuclear fuel	43,022	10,618	32,404
Proceeds from sale of assets and businesses	-	-	-
Payment for purchase of plant	(162,075)	-	(162,075)
Investment in nonutility properties	1,476	(5,651)	7,127
Decrease (increase) in other investments	25,913	4,241	21,672
Purchase of other temporary investments	(153,300)	(229,600)	76,300
Liquidation of other temporary investments	630,250	269,100	361,150
Decommissioning trust contributions and realized change in trust assets	(23,446)	(23,693)	247
Other regulatory investments	(63,800)	(5,101)	(58,699)
Net cash flow used in investing activities	(129,215)	(346,759)	217,544

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	379,670	173,727	205,943
Preferred stock	30,000	-	30,000
Common stock and treasury stock	25,588	12,758	12,830
Retirement of long-term debt	(235,605)	(518,547)	282,942
Repurchase of common stock	(257,227)	(243,268)	(13,959)
Redemption of preferred stock	-	-	-
Changes in credit line borrowings - net	176,925	250,898	(73,973)
Dividends paid:			-
Common stock	(113,849)	(102,120)	(11,729)
Preferred stock	(6,611)	(6,058)	(553)
Net cash flow used in financing activities	(1,109)	(432,610)	431,501

Effect of exchange rates on cash and cash equivalents	85	(693)	778

Net increase (decrease) in cash and cash equivalents	135,288	(249,765)	385,053

Cash and cash equivalents at beginning of period	479,402	808,163	(328,761)

Cash and cash equivalents at end of period	$614,690	$558,398	$56,292

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$121,873	$141,953	($20,080)
Income taxes	$73,677	$35,278	$38,399

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date June 30, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$471,409	$484,028	($12,619)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(73,803)	2,407	(76,210)
Other regulatory credits - net	(47,462)	(31,977)	(15,485)
Depreciation, amortization, and decommissioning	511,603	501,735	9,868
Deferred income taxes and investment tax credits	95,985	138,574	(42,589)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	35	(13,824)	13,859
Changes in working capital:
Receivables	(129,074)	(184,375)	55,301
Fuel inventory	13,246	(22,592)	35,838
Accounts payable	(25,284)	33,120	(58,404)
Taxes accrued	74,540	111,393	(36,853)
Interest accrued	(18,118)	(18,811)	693
Deferred fuel	(97,100)	1,911	(99,011)
Other working capital accounts	(54,588)	23,352	(77,940)
Provision for estimated losses and reserves	10,272	(2,239)	12,511
Changes in other regulatory assets	25,234	4,217	21,017
Other	10,176	(97,849)	108,025
Net cash flow provided by operating activities	767,071	929,070	(161,999)

INVESTING ACTIVITIES
Construction/capital expenditures	(639,651)	(595,618)	(44,033)
Allowance for equity funds used during construction	24,049	15,479	8,570
Nuclear fuel purchases	(184,445)	(100,229)	(84,216)
Proceeds from sale/leaseback of nuclear fuel	125,680	61,694	63,986
Proceeds from sale of assets and businesses	-	21,978	(21,978)
Payment for purchase of plant	(162,075)	-	(162,075)
Investment in nonutility properties	-	(8,442)	8,442
Decrease (increase) in other investments	63,193	(11,071)	74,264
Purchase of other temporary investments	(1,591,025)	(376,100)	(1,214,925)
Liquidation of other temporary investments	1,778,975	583,600	1,195,375
Decommissioning trust contributions and realized change in trust assets	(48,527)	(44,588)	(3,939)
Other regulatory investments	(63,800)	(30,696)	(33,104)
Net cash flow used in investing activities	(697,626)	(483,993)	(213,633)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	637,215	272,977	364,238
Common stock and treasury stock	89,868	107,840	(17,972)
Preferred stock	30,000	-	30,000
Retirement of long-term debt	(531,919)	(539,779)	7,860
Repurchase of common stock	(639,820)	(271,237)	(368,583)
Redemption of preferred stock	(2,250)	(2,250)	-
Changes in credit line borrowings - net	584,850	255,000	329,850
Dividends paid:
Common stock	(229,353)	(202,349)	(27,004)
Preferred stock	(13,261)	(11,913)	(1,348)
Net cash flow used in financing activities	(74,670)	(391,711)	317,041

Effect of exchange rates on cash and cash equivalents	129	(2,401)	2,530

Net increase (decrease) in cash and cash equivalents	(5,096)	50,965	(56,061)

Cash and cash equivalents at beginning of period	619,786	507,433	112,353

Cash and cash equivalents at end of period	$614,690	$558,398	$56,292

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$250,302	$259,674	($9,372)
Income taxes	$83,688	$25,729	$57,959

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$920,430	$822,055	$98,375
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(42,677)	27,577	(70,254)
Other regulatory credits - net	(106,095)	(65,264)	(40,831)
Depreciation, amortization, and decommissioning	1,054,991	1,009,987	45,004
Deferred income taxes and investment tax credits	232,869	1,142,233	(909,364)
Cumulative effect of accounting changes	-	5,848	(5,848)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	622,000	(66,508)	688,508
Provision for turbine commitments, asset impairments and restructuring charges	55,000	-	55,000
Changes in working capital:
Receivables	(155,118)	(55,997)	(99,121)
Fuel inventory	19,069	(11,529)	30,598
Accounts payable	36,902	126,734	(89,832)
Taxes accrued	38,202	(704,880)	743,082
Interest accrued	5,962	(25,963)	31,925
Deferred fuel	114,616	64,343	50,273
Other working capital accounts	(36,932)	121,800	(158,732)
Provision for estimated losses and reserves	(5,530)	83,512	(89,042)
Changes in other regulatory assets	69,643	29,106	40,537
Other	(56,012)	(93,427)	37,415
Net cash flow provided by operating activities	2,767,320	2,409,627	357,693

INVESTING ACTIVITIES
Construction/capital expenditures	(1,454,643)	(1,486,399)	31,756
Allowance for equity funds used during construction	48,152	41,162	6,990
Nuclear fuel purchases	(322,386)	(198,091)	(124,295)
Proceeds from sale/leaseback of nuclear fuel	173,974	172,740	1,234
Proceeds from sale of assets and businesses	53,452	22,551	30,901
Payment for purchase of plant	(162,075)	-	(162,075)
Investment in nonutility properties	2,022	(32,338)	34,360
Decrease (increase) in other investments	457,762	328,170	129,592
Purchase of other temporary investments	(2,844,425)	(877,607)	(1,966,818)
Liquidation of other temporary investments	2,871,725	897,257	1,974,468
Decommissioning trust contributions and realized change in trust assets	(93,746)	(86,509)	(7,237)
Other regulatory investments	(86,670)	(44,923)	(41,747)
Other	-	(5,893)	5,893
Net cash flow used in investing activities	(1,356,858)	(1,269,880)	(86,978)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,424,062	1,011,646	412,416
Preferred stock	30,000	-	30,000
Common stock and treasury stock	152,265	148,596	3,669
Retirement of long-term debt	(1,471,034)	(1,952,935)	481,901
Repurchase of common stock	(1,386,579)	(279,372)	(1,107,207)
Redemption of preferred stock	(3,450)	(3,450)	-
Changes in credit line borrowings - net	379,696	(104,975)	484,671
Dividends paid:
Common stock	(454,905)	(407,808)	(47,097)
Preferred stock	(24,873)	(23,645)	(1,228)
Net cash flow used in financing activities	(1,354,818)	(1,611,943)	257,125

Effect of exchange rates on cash and cash equivalents	648	(237)	885

Net increase (decrease) in cash and cash equivalents	56,292	(472,433)	528,725

Cash and cash equivalents at beginning of period	558,398	1,030,831	(472,433)

Cash and cash equivalents at end of period	$614,690	$558,398	$56,292

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$468,396	$519,741	($51,345)
Income taxes	$86,200	$123,156	($36,956)